WAIT! There's an easier way to vote your shares of
                                        Net Perceptions, Inc.
                                   24 Hours a Day - 7 Days a Week

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                          Vote by Telephone                                                 Vote by Internet

         It's fast, convenient and your vote is immediately                It's fast, convenient and your vote is immediately
                        confirmed and posted.                                             confirmed and posted.

                                                                                             Go to website:
                                                                                            WWW.PROXYVOTE.COM

                 Just follow these three easy steps:                               Just follow these three easy steps:
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1.  Call toll free 800-454-8683.                                 1.     Go to the website www.proxyvote.com.

2.  Enter your 12-digit Control Number located on                2.     Enter your 12-digit Control Number located on the enclosed
    the enclosed Proxy Card                                             Proxy Card.  (see diagram below to help locate your control
    (see diagram below to help locate your control number)              number)

3.  Follow the simple recorded instructions.                     3.     Follow the simple instructions.




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                       Your vote is important!                                           Your vote is important!
                         Call 24 hours a day                                             Go to WWW.PROXYVOTE.COM
                                                                                             24 hours a day
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                                                           |This is your  |
                                                           |control number|
                                                                   |
                                                                   |
                                                                   |
                                                           |       V      |
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                                    ----------------------------------------------------------------------------
                                    CUSP 64107U101         XXXX-XXXX-XXXX                       (SEQ #)
                                    (ACCOUNT NUMBER)               (SHARES)                   CLT# XXX
      Sample label on proxy card    JOHN SMITH
              --------------------> 100 MAIN ST.
                                    ANYWHERE USA

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